UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

LIGHTSTONE VALUE PLUS REAL ESTATE
INVESTMENT TRUST, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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LIGHTSTONE VALUE PLUS REIT, INC.
ACTION IS NEEDED ON YOUR INVESTMENT

PLEASE VOTE NOW

We recently sent you proxy materials regarding the Annual Meeting of Stockholders of Lightstone Value Plus REIT, Inc. that is scheduled for December 11, 2017. The Company’s records indicate that we have not received your voting instructions. We urge you to vote as soon as possible in order to allow Lightstone Value Plus REIT, Inc. to obtain the necessary number of votes required to hold the meeting as scheduled.

Please note that proxy solicitation costs are borne by Lightstone Value Plus REIT, Inc. and its stockholders. These costs can be substantial. Voting today will help us manage such costs and will avoid the need for further calls or mailings to you.

We have made it very easy for you to vote!

The Board of Directors recommends that you vote FOR all proposals

Call 1- 833-501-4840 to speak to a proxy specialist

OR use the proxy material previously received in the mail an choose one of the following:

VOTE ONLINE	VOTE BY MAIL	VOTE BY PHONE
Visit www.proxyvote.com and enter the control number that appears on your proxy card. Follow the on-screen prompts to vote.	Return the executed proxy card in the postage-paid envelope provided so it is received before December 11, 2017.	Call 1-800-690-6903 24 hours a day, 7 days a week and follow the touch-tone prompts to vote. Your control number is located on your proxy card.

We appreciate your participation and support. Your vote is important! Please vote promptly

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Hello, my name is David Lichtenstein / President of Lightstone Value Plus REIT, Inc. and I am calling today to ask for your help.

You should have received proxy information related to the Annual meeting over the past few days. There are 2 important proposals out to our shareholders and it is important to me to get your view and vote on these issues.

As the most significant stakeholder in this enterprise, I am asking you to vote yes on these proposals. We take great pride in delivering a consistent 7% distribution and growing the fund’s value to $11.89, all through a turbulent financial period including the financial crisis. Voting yes will allow Lightstone to continue to focus our key objectives of growth & income while allowing us more flexibility in pursuing various ways to provide liquidity to our stockholders.

 As a shareholder, your participation in the vote is urgently requested.  Please vote now by pressing 1 to be connected to a Broadridge proxy specialist who can walk you through the voting process.

Voting now, saves time, money, and energy and ensures that you do not receive any additional solicitation.

If you are receiving this message as a recording please vote now by dialing 1-833-501-4840.

Thank you again for your time and we appreciate your confidence in the Lightstone Value Plus REIT, Inc.”

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